THE MANAGERS FUNDS

AMENDMENT NO. 20 TO THE DECLARATION OF TRUST

CERTIFICATE AND INSTRUMENT OF AMENDMENT

The undersigned, constituting at least a majority of the Trustees of The Managers Funds (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts, do hereby amend the Trust’s Declaration of Trust dated November 23, 1987, as amended from time to time (the “Declaration of Trust”), as follows:

WHEREAS, Section 5.11 of the Declaration of Trust provides that, at any time that there are no shares outstanding of any particular series previously established and designated, the Trustees may abolish that series and the establishment and designation thereof by an instrument executed by a majority of their number;

WHEREAS, there are no shares of Managers International Equity Fund or Managers Emerging Markets Equity Fund series of the Trust outstanding; and

WHEREAS, the Trustees desire to abolish each of Managers International Equity Fund and Managers Emerging Markets Equity Fund and its establishment and designation as a series of the Trust.

NOW THEREFORE, effective immediately, the undersigned, constituting a majority of the Trustees of the Trust, do hereby abolish, pursuant to Section 5.11 of the Declaration of Trust, the series of the Trust previously established and designated by the Trustees as Managers International Equity Fund and Managers Emerging Markets Equity Fund.

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of March 16, 2012.

/s/ Jack W. Aber	/s/ Christine C. Carsman
Jack W. Aber	Christine C. Carsman

/s/ William E. Chapman, II	/s/ Edward J. Kaier
William E. Chapman, II	Edward J. Kaier

/s/ Steven J. Paggioli	/s/ Eric Rakowski
Steven J. Paggioli	Eric Rakowski

/s/ Thomas R. Schneeweis
Thomas R. Schneeweis